                                   As amended December 12, 1997


                             BY-LAWS
                                OF
                    NEW ENGLAND POWER COMPANY


                            ARTICLE 1.

                     Classes of Capital Stock

     The capital stock of the corporation shall consist of common stock of the par value of $20 a share, and three classes of preferred stock, 6% Cumulative Preferred Stock of the par value of $100 a share, Dividend Series Preferred Stock of the par value of $100 a share and Preferred Stock-Cumulative of the par value of 425 a share, each having respective preferences, voting rights, restrictions and qualifications as follows:

     Section 1.     6% Cumulative Preferred Stock and Common
Stock. (Whenever in this Section 1 reference is made to "preferred" or "preferred stock", it shall be deemed to be a reference to the 6% Cumulative Preferred Stock unless expressly provided otherwise.)

     At every meeting of the stockholders every holder of shares of stock, whether preferred or common, shall be entitled to one vote either in person or by proxy for every such share registered in his name. The holders of the preferred stock shall be entitled to receive or to have set apart, out of the surplus or net profits of the corporation, as and when declared by the board of directors, a dividend at the rate of, but never exceeding, six per centum per annum, cumulative, on all such preferred stock outstanding at the time, which dividend shall be payable yearly, half-yearly or quarterly as the board of directors may, from time to time, fix and determine, and before any dividend shall be set apart for or paid on the common stock. Whenever a dividend is declared or paid on the preferred stock and all prior dividends on the outstanding shares of such stock shall have been paid or set apart, the board of directors may, if in its judgment, the surplus or net profits, after deducting the amount of dividends to accrue on the said outstanding preferred stock during the current year, shall be sufficient for such purpose, then or thereafter declare and pay dividends on the common stock payable yearly, half-yearly or quarterly, and payable then or thereafter out of any remaining surplus or net profits of the year then current or last past and of any previous year in which full dividends shall have been paid on the preferred stock. In case of a liquidation or dissolution or winding up (whether voluntary or involuntary) of the corporation, the holders of the preferred stock shall receive cash to the amount of the par value of such preferred stock, together with all accrued and unpaid dividends thereon (but no more), before any payment is made to the holders of the common stock, and the holders of the common stock shall be solely entitled to the entire assets of the corporation or the proceeds thereof, remaining after the payment in full, at its par value, of the preferred stock then outstanding, together with all dividends thereon accrued and unpaid. But dividends shall not cumulate upon any preferred shares for any period during which the same were not outstanding preferred shares of the corporation. If the corporation at any time increases its capital stock, and the new or additional shares are required by law to be offered proportionately to its stockholders, the holders of all classes of preferred stock only shall be entitle to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

     Section 2.     Dividend Series Preferred Stock.

     A. The shares of Dividend Series Preferred Stock may be issued, as the board of directors may determine, in one or more
series designated "Cumulative Preferred Stock,    % Series" or,
with respect to issues subsequent to July 1, 1975, "Cumulative
Preferred Stock, $100 Par Value,      % Series" (inserting in
each case the amount of the annual dividend rate, as determined by the board of directors for each such series) or, with respect to issues with an adjustable dividend rate, "Cumulative Preferred
Stock, $100 Par Value, Adjustable Rate Series                  "
(inserting in each case an appropriate designation, as determined by the board of directors for each such series). All shares of Dividend Series Preferred Stock, irrespective of series, shall constitute one and the same class of stock and shall be of equal rank as to dividends and assets with each other and with the 6% Cumulative Preferred Stock and the Preferred Stock-Cumulative. The shares of Dividend Series Preferred Stock of different series, subject to any applicable provisions of law, may vary, as the board of directors may determine, as to the following rights and preferences:

          (1) the dividend rate, or method of calculation thereof, and the date from which the dividends on shares issued prior to the record date for the first dividend shall be cumulative and the date for the first dividend;

          (2) the redemption price or prices, or method of calculation thereof, and any restriction on the exercise by the corporation of its right to redeem such series;

          (3) the amount or amounts payable upon any liquidation or dissolution or winding up.

          (4) the terms and amount of any sinking fund provided for the purchase or redemption of shares; and

          (5) the conversion, participation or other special rights.

     B. Before any dividends on, or any distribution of assets (by purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Dividend Series Preferred Stock as to dividends (both hereinafter called "junior stock") shall be paid or set apart for payment or otherwise provided, the holders of the Dividend Series Preferred Stock shall be entitled to receive, but only when and as declared by the board of directors, out of any funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series payable quarterly on the first days of January, April, July and October in each year commencing on a date specified for the first dividend date as herein provided to stockholders of record on the respective dates, not exceeding forty-five (45) days preceding such dividend payment dates fixed in advance for the purpose by the board of directors prior to the payment of each particular dividend. No dividends shall be declared on any series of the Dividend Series Preferred Stock or of any other class of preferred stock ranking on a parity therewith, as to dividends, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Dividend Series Preferred Stock and of any other class of such parity preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such share are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Dividend Series Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

          (1) on shares issued prior to the record date for the first dividend on the shares of such series, from the date for the particular series fixed therefor;

          (2) on shares issued after a record date for a dividend, but prior to the dividend payment date for such dividend, from said dividend payment date; and

          (3) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Dividend Series Preferred Stock to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment before there shall be any distribution on, or purchase of, junior stock. The holders of the Dividend Series Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subsection B and other than distributions provided in subsection D below. As used in this Section 2, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Dividend Series Preferred Stock then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared payable on or before said last mentioned date and set aside for such payment on such share.

          (1) on shares issued prior to the record date for the first dividend on the shares of such series, from the date for the particular series fixed therefor;

          (2) on share issued after a record date for a dividend, but prior to the dividend payment date for such dividend, from said dividend payment date; and

          (3) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Dividend Series Preferred Stock to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment before there shall be any distribution on, or purchase of, junior stock. The holders of the Dividend Series Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subsection B and other than distributions provided in subsection D below. As used in this Section 2, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Dividend Series Preferred Stock then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared payable on or before said last mentioned date and set aside for such payment on such share.

     C. The corporation, pursuant to action of its board of directors or as provided in subsection A(8) of Section 4 of this
Article I, may redeem the whole or any part of the series of the Dividend Series Preferred Stock at the time outstanding, at any time or from time to time, by paying in cash as herein provided the redemption price of the shares of the particular series fixed therefor, together with dividends accrued to the date fixed for such redemption, and by mailing, postage prepaid, at least thirty
(30) days and not more than ninety (90) days prior to the date fixed for said redemption a notice specifying said redemption date to the holders of record of the Dividend Series Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the exercise by the corporation of its right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Dividend Series Preferred Stock at the time outstanding, the corporation shall select by lot in such manner as the board of directors determines, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Dividend Series Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights of the holders thereof shall forthwith cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that if, after mailing said notice as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Dividend Series Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of The Commonwealth of Massachusetts, having a capital, undivided profits and surplus aggregating at least $5,000,000, thereupon all shares of the Dividend Series Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Dividend Series Preferred Stock shall forthwith upon such deposit in trusts cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption but without interest. In case the holders of the Dividend Series Preferred Stock which shall have been redeemed shall not within four years of the date of redemption thereof claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and the corporation shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares of Dividend Series Preferred Stock shall look only to the corporation for payment of the redemption price thereof, but without interest. If there are any dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Dividend Series Preferred Stock or any other class of preferred stock ranking on a parity therewith as to assets (both of which are hereinafter in this sentence collectively referred to as "Preferred Stock"), (i) no Preferred Stock which is redeemable shall be redeemed, unless all such Preferred Stock shall be redeemed and unless an offer is made (a) to purchase all Preferred Stock of any series which is not redeemable at the time under limited restrictions then applicable thereto at a price equal to the then redemption price for such series if such restrictions were not applicable and (b) to purchase all Preferred Stock which is not redeemable at the time at a price equivalent to the highest then redemption price on any outstanding shares of Preferred Stock, after giving effect to the differences in par value among classes of Preferred Stock, and
(ii) no Preferred Stock shall be purchased, unless an offer is made to purchase all Preferred Stock for which redemption prices applicable at the time have been established (whether or not there is then any applicable restriction on the redemption thereof) at the same percentage (not in excess of one hundred per centum (100%)) of the then applicable redemption price of each series of said stock and unless an offer is made to purchase all Preferred Stock for which redemption prices applicable at the time have not been established at the same percentage of a price equal to the then highest redemption price for any of said stock for which a redemption price applicable at the time has been established. All stock redeemed or purchased under the provisions of this subsection C shall be retired.

     D. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the affairs of the corporation or any distribution of its capital, then before any distribution shall be made to the holders of stock ranking junior to the Dividend Series Preferred Stock as to assets, the holders of each series of the Dividend Series Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more. No payments on account of such distributive amounts shall be made to the holders of any series of the Dividend Series Preferred Stock or of any other class of preferred stock ranking on a parity therewith, as to assets, unless there shall likewise be paid at the same time to the holders of each other series of the Dividend Series Preferred Stock and of such parity preferred stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Dividend Series Preferred Stock, the remaining assets and funds of the corporation shall be divided and distributed among the holders of junior stock then outstanding according to the respective rights. Neither the consolidation nor the merger of the corporation with or into any other corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

     E. The holders of Dividend Series Preferred Stock shall have no right to vote except as provided by law and except as hereafter specifically provided in Section 4 of this Article I.

     F. Except as otherwise expressly provided by law, no holder of Dividend Series Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrants carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. If it is expressly required by law that such new or additional issue be offered proportionately to the stockholders, the holders of all classes of preferred stock only shall be entitled to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

     G. Subject to the limitations, if any, contained in Sections 4 and 5 of this Article I, the corporation may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law and terms of outstanding capital stock.
Without limiting the generality of the foregoing, any such additional capital stock may be an additional series of Dividend Series Preferred Stock or additional shares of the initial or any other series of Dividend Series Preferred Stock.

     H. So long as any shares of the Dividend Series Preferred Stock of any series are outstanding, the payment of dividends on stock of the corporation ranking junior to the Dividend Series Preferred Stock as to dividends or assets (other than (i) dividends payable in stock ranking junior to the Dividend Series Preferred Stock as to dividends and assets or (ii) dividends paid in cash if immediately thereafter there shall be paid to the corporation in cash an amount equal to such dividends for shares of or as a capital contribution with respect to stock ranking junior to the Dividend Series Preferred Stock as to dividends or assets) and the making of any distribution of assets to holders of stock ranking junior to the Dividend Series Preferred Stock as to dividends or assets by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of junior stock dividends") shall be subject to the following limitations:

          (1) if and so long as the junior stock equity is less than twenty per cent (20%) of total capitalization, the payment of junior stock dividends, including the proposed payment, during the twelve months ending with and including the date on which the proposed payment is to be made shall not exceed fifty per cent (50%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Dividend Series Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared;

          (2) if and so long as the junior stock equity is less than twenty-five per cent (25%) but is twenty per cent (20%) or more of total capitalization, the payment of junior stock dividends, including the proposed payment, during the twelve months ending with and including the date on which the proposed payment is to be made shall not exceed seventy-five per cent (75%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Dividend Series Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared; and

          (3) except to the extent permitted under subsections
     (1) and (2) above, the corporation shall not make any payment of junior stock dividends which would reduce the junior stock equity to less than twenty-five per cent (25%) of total capitalization.

     For the purposes of this subsection H "net income" shall be determined in accordance with sound accounting practice, less the excess, if any, of the largest minimum depreciation requirement for the period of any mortgage indenture to which the corporation is a party during such period over the amount charged by the corporation on its books for depreciation during such period.

     The term "junior stock equity" is defined in subsection
E(2)(i) of Section 4 of this Article I.

     The term "total capitalization" as used in this subsection H means the aggregate of (x) the junior stock equity, (y) the par value of, or stated capital represented by, the outstanding shares of Dividend Series Preferred Stock and any other stock ranking prior thereto or on a parity therewith as to dividends or assets and the premium thereon, and (z) the principal amount of all outstanding indebtedness of the corporation represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof.

     I. No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 2.

     J. The shares of Dividend Series Preferred Stock from time to time duly authorized may be issued for such consideration as may be fixed from time to time either by the board of directors or otherwise, as provided by law. Any and all shares of Dividend Series Preferred Stock upon receipt by the corporation of the consideration so fixed shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     K. Every holder of Dividend Series Preferred Stock of the corporation by becoming such shall be held to have consented to all of these provisions and to have agreed to be bound thereby and to have waived to the full extent permitted by law any right such holder may have either now or at any time in the future contrary to these provisions.


     Section 3.     Preferred Stock-Cumulative.

     A. The shares of Preferred Stock-Cumulative may be issued, as the board of directors may determine, in one or more series designated "Cumulative Preferred Stock, $25 Par Value,
  % Series" (inserting in each case the amount of the annual dividend rate, as determined by the board of directors for each such series) or, with respect to issues with an adjustable dividend rate, "Cumulative Preferred Stock, $100 Par Value,
Adjustable Rate Series              "(inserting in each case an
appropriate designation, as determined by the board of directors for each such series). All shares of Preferred Stock-Cumulative, irrespective of series, shall constitute one and the same class of stock and shall be of equal rank as to dividends and assets with each other and with the 6% Cumulative Preferred Stock and the Dividend Series Preferred Stock. The shares of Preferred Stock-Cumulative of different series, subject to any applicable provisions of law, may vary, as the board of directors may determine, as to the following rights and preferences:

          (1) the dividend rate, or method of calculation thereof, and the date from which the dividends on shares issued prior to the record date for the first dividend shall be cumulative and the date for the first dividend;

          (2) the redemption price or prices, or method of calculation thereof, and any restriction on the exercise by the corporation of its right to redeem such series;

          (3) the amount or amounts payable upon any liquidation or dissolution or winding up;

          (4) the terms and amount of any sinking fund provided for the purchase or redemption of shares; and

          (5) the conversion, participation or other special rights.

     B. Before any dividends on, or any distribution of assets (by purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Preferred Stock-Cumulative as to dividends (both hereinafter called "junior stock") shall be paid or set apart for payment or otherwise provided, the holders of the Preferred Stock-Cumulative shall be entitled to receive, but only when and as declared by the board of directors, out of any funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series payable quarterly on the first days of January, April, July and October in each year commencing on a date specified for the first dividend date as herein provided to stockholders of record on the respective dates, not exceeding forty-five (45) days preceding such dividend payment dates fixed in advance for the purpose by the board of directors prior to the payment of each particular dividend. No dividends shall be declared on any series of the Preferred Stock-Cumulative or of any other class of preferred stock ranking on a parity therewith, as to dividends, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock-Cumulative and of any other class of such parity preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Preferred Stock-Cumulative shall be cumulative. In the daze of all shares of each particular series, the dividends on shares of such series shall be cumulative.

          (1) on shares issued prior to the record date for the first dividend on the shares of such series, from the date for the particular series fixed therefor;

          (2) on shares issued after a record date for a dividend, but prior to the dividend payment date for such dividend, from said dividend payment date; and

          (3) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Preferred Stock-Cumulative to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment before there shall be any distribution on, or purchase of, junior stock. The holders of the Preferred Stock-Cumulative shall not be entitled to receive any dividends thereon other than the dividends referred to in this subsection B and other than distributions provided in subsection D below. As used in this
Section 3, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Preferred Stock-Cumulative then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount shall have been declared as dividends or thee shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared payable on or before said last mentioned date and set aside for such payment on such share.

     C. The corporation, pursuant to action of its board of directors or as provided in subsection A(8) of Section 4 of this
Article I, may redeem the whole or any part of any series of the Preferred Stock-Cumulative at the time outstanding; at any time or from time to time, by paying in cash as herein provided the redemption price of the shares of the particular series fixed therefor, together with dividends accrued to the date fixed for such redemption, and by mailing, postage prepaid, at least thirty
(30) days and not more than ninety (90) days prior to the date fixed for said redemption a notice specifying said redemption date to the holders of record of the Preferred Stock-Cumulative to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the exercise by the corporation of its right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Preferred Stock-Cumulative at the time outstanding, the corporation shall select by lot in such manner as the board of directors determines, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock-Cumulative so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights of the holders thereof shall forthwith cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that if, after mailing said notice as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock-Cumulative to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of The Commonwealth of Massachusetts, having a capital, undivided profits and surplus aggregating at least $5,000,000, thereupon all shares of the Preferred Stock-Cumulative with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock-Cumulative shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption but without interest. In case the holders of the Preferred Stock-Cumulative which shall have been redeemed shall not within four years of the date of redemption thereof claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and the corporation shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares of Preferred Stock-Cumulative shall look only to the corporation for payment of the redemption price thereof, but without interest. If there are any dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Preferred Stock-Cumulative or any other class of preferred stock ranking on a parity therewith as to assets (both of which are hereinafter in this sentence collectively referred to as "Preferred Stock"), (i) no Preferred Stock which is redeemable shall be redeemed, unless all such Preferred Stock shall be redeemed and unless an offer is made (a) to purchase all Preferred Stock of any series which is not redeemable at the time under limited restrictions then applicable thereto at a price equal to the then redemption price for such series if such restrictions wee not applicable and (b) to purchase all Preferred Stock which is not redeemable at the time at a price equivalent to the highest then redemption price on any outstanding shares of Preferred Stock, after giving effect to the differences in par value among classes of Preferred Stock, and (ii) no Preferred Stock shall be purchased, unless an offer is made to purchase all Preferred Stock for which redemption prices applicable at the time have been established (whether or not there is then any applicable restriction on the redemption thereof) at the same percentage (not in excess of one hundred per centum (100%)) of the then applicable redemption price for each series of said stock and unless an offer is made to purchase all Preferred Stock for which redemption prices applicable at the time have not been established at the same percentage of a price equal to the then highest redemption price for any of said stock for which a redemption price applicable at the time has been established. All stock redeemed or purchased under the provisions of this subsection C shall be retired.

     D. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the affairs of the corporation or any distribution of its capital, then before any distribution shall be made to the holders of stock ranking junior to the Preferred Stock-Cumulative as to assets, the holders of each series of the Preferred Stock-Cumulative at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more. No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock-Cumulative or of any other class of preferred stock ranking on a parity therewith, as to assets, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock-Cumulative and of such parity preferred stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Preferred Stock-Cumulative, the remaining assets and funds of the corporation shall be divided and distributed among the holders of junior stock then outstanding according to the respective rights. Neither the consolidation nor the merger of the corporation with or into any other corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

     E. The holders of Preferred Stock-Cumulative shall have no right to vote except as provided by law and except as hereafter specifically provided in Section 4 of this Article I.

     F. Except as otherwise expressly provided by law, no holder of Preferred Stock-Cumulative shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrants carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. If it is expressly required by law that such new or additional issue be offered proportionately to the stockholders, the holders of all classes of preferred stock only shall be entitled to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

     G. Subject to the limitations, if any, contained in Sections 4 and 5 of this Article I, the corporation may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law and terms of outstanding capital stock.
Without limiting the generality of the foregoing, any such capital stock may be an additional series of Preferred Stock-Cumulative or additional shares of the initial or any other series of Preferred Stock-Cumulative.

     H. So long as any shares of the Preferred Stock-Cumulative of any series are outstanding, the payment of dividends on stock of the corporation ranking junior to the Preferred Stock-Cumulative as to dividends or assets (other than (i) dividends payable in stock ranking junior to the Preferred Stock-Cumulative as to dividends and assets or (ii) dividends paid in cash if immediately thereafter there shall be paid to the corporation in cash an amount equal to such dividends for shares of or as a capital contribution with respect to stock ranking junior to the Preferred Stock-Cumulative as to dividends or assets) and the making of any distribution of assets to holders of stock ranking junior to the Preferred Stock-Cumulative as to dividends or assets by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of junior stock dividends") shall be subject to the following limitations:

          (1) if and so long as the junior stock equity is less than twenty per cent (20%) of total capitalization, the payment of junior stock dividends, including the proposed payment, during the twelve months ending with and including the date on which the proposed payment is to be made shall not exceed fifty per cent (50%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock-Cumulative as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared:

          (2) if and so long as the junior stock equity is less than twenty-five per cent (25%) but is twenty per cent (20%) or more of total capitalization, the payment of junior stock dividends, including the proposed payment, during the twelve months ending with and including the date on which the proposed payment is to be made shall not exceed seventy-five per cent (75%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock-Cumulative as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared; and

          (3) except to the extent permitted under subsections
     (1) and (2) above, the corporation shall not make any payment of junior stock dividends which would reduce the junior stock equity to less than twenty-five per cent (25%) of total capitalization.

     For the purposes of this subsection H "net income" shall be determined in accordance with sound accounting practice, less the excess, if any, of the largest minimum depreciation requirement or the period of any mortgage indenture to which the corporation is a party during such period over the amount charged by the corporation on its books for depreciation during such period.

     The term "junior stock equity" is defined in subsection
E(2)(i) of Section 4 of this Article I.

     The term "total capitalization" as used in this subsection H means the aggregated of (x) the junior stock equity, (y) the par value of, or stated capital represented by, the outstanding shares of Preferred Stock-Cumulative and any other stock ranking prior thereto or on a parity therewith as to dividends or assets and the premium thereon, and (z) the principal mount of all outstanding indebtedness of the corporation represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof.

     I. No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 3.

     J. The share of Preferred Stock-Cumulative from time to time duly authorized may be issued for such consideration as may be fixed from time to time either by the board of directors or otherwise, as provided by law. Any and all shares of Preferred Stock-Cumulative upon receipt by the corporation of the consideration so fixed shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     K. Every holder of Preferred Stock-Cumulative of the corporation by becoming such shall be held to have consented to all of these provisions and to have agreed to be bound thereby and to have waived to the full extent permitted by law any right such holder may have either now or at any time in the future contrary to these provisions

     Section 4.     Certain Rights of Dividend Series Preferred
                    Stock and Preferred Stock-Cumulative.

     A. (1) If dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other class of preferred stock ranking on a parity therewith, as to dividends, shall at any time and from time to time equal or exceed an amount equivalent to four (4) full quarterly dividends on any shares of any series of the Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock at the time outstanding, then until all dividends in default on the Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock shall have been paid, the holders of Dividend Series preferred Stock, Preferred Stock-Cumulative and such parity preferred stock, voting separately as one class, shall have the right to elect the smallest number of directors necessary to constitute a majority of the full board of directors, and the holders of stock generally entitled to vote, voting separately as one class, shall have the right to elect the remaining members of the board of directors. If and when all dividends in default on the Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock shall be paid (and, except when prevented from so doing by any applicable restriction of law or contained in any agreement relating to indebtedness of the corporation, such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable unless, by a majority vote of the directors elected by the holders of stock generally entitled to vote, it is determined that such payment is not in the best interests of the corporation), the Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock shall thereupon be divested of such special right to elect any member of the board of directors, but subject always to the same provisions for the vesting of such special right in the Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock in case of further like default or defaults.

          (2) Whenever under the provisions of this subsection A the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other class of preferred stock ranking on parity therewith as to dividends become entitled to elect a majority of the board of directors, a special meeting of the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock and a special meeting of the stockholders generally entitled to vote shall be held for the purpose of electing directors. Notices thereof shall be given promptly by the corporation and in any case within fifteen
(15) days of the occurrence of such change in voting powers, the meetings to be held not sooner than forty-five (45) days nor later than sixty (60) days after the occurrence of such change in voting powers. However, if the change occurs within ninety (90) days prior to the date set for the annual meeting of the stockholders generally entitled to vote, no special meetings need be called prior thereto and an annual meeting of holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other such parity preferred stock shall be called for the same date as the date of the annual meeting of stockholders generally entitled to vote; provided, however, that, if the change occurs within forty-five (45) days prior to the date set for the annual meeting of the stockholders generally entitled to vote, special meetings in lieu of annual meetings shall be called to be held not later than sixty (60) days after such change occurs. If the corporation fails to call the special or annual meetings as above provided or fails to hold such annual meetings within three (3) days of the date provided therefor in the by-laws, any holder or holders of Dividend Series Preferred Stock,

Preferred Stock-Cumulative, such parity preferred stock and/or stock generally entitled to vote holding in the aggregate one thousand (1,000) shares may call special meetings for such purpose. Notice of each such meeting of stockholders of the corporation setting forth the purpose or purposes of such meeting shall be mailed by the corporation not less than thirty (30) days prior to such meeting to all stockholders at their respective addresses appearing upon the books of the corporation entitled to vote thereat, unless such notice shall have been waived either before or after the holding of such meeting by all such stockholders.

     (3) Upon reversion, pursuant to subsection A(1), of the voting powers to their status prior to default, a special or annual meeting of stockholders generally entitled to vote shall be held for the purpose of electing directors. Notice thereof shall have been given promptly by the corporation and in any case within fifteen (15) days after such reversion, such notice to be mailed by the corporation not less than seven (7) nor more than ten (10) days prior to such meeting to all stockholders generally entitled to vote at their respective addresses appearing upon the books of the corporation, unless such notice shall have been waived either before or after the holding of such meeting by all such stockholders. If the corporation fails to call such meeting or fails to hold such annual meeting within three (3) days of the date provided therefor in the by-laws, any holder or holders of stock generally entitled to vote holding in the aggregate one thousand (1,000) shares may call a special meeting for such purpose.

     (4) Any director elected by holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other class of preferred stock ranking on a parity therewith, as to dividends, shall hold office until the next annual meeting of the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock and until his successor is chosen and qualified, except as otherwise provided in this subsection A. Once any directors have been elected by holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock, and so long as such holders are entitled to elect such directors, annual meetings of such holders shall be held for the purpose of electing directors, such meetings to immediately follow the annual meetings of stockholders generally entitled to vote. During any period in which the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock have the right to elect a majority of the board of directors, pursuant to subsection A(1), the number of directors constituting the full board of directors shall be the number constituting the full board of directors immediately prior to said period unless it be changed by a two-thirds vote at an annual meeting of such holders and by a two-thirds vote at an annual meeting in the same year of the holders of stock generally entitled to vote. In the event the number of directors is so increased or decreased, the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock shall have the right at such annual meeting to elect the smallest number of directors necessary to constitute a majority of the new number of directors, and the holders of stock generally entitled to vote shall have the right to elect the remaining directors, provided, however, that neither group of directors so elected shall be entitled to hold office until both groups have been duly elected.

     (5) At all meetings of stockholders held for the purpose of electing directors, during such times as the holders of shares of the Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other class of preferred stock ranking on a parity therewith, as to dividends, shall have the right to elect a majority of the board of directors, pursuant to the foregoing provisions of this subsection A, the presence in person or by proxy of the holders of a majority of the outstanding shares of the stock generally entitled to vote, as one class, shall be required to constitute a quorum of such class for the election of directors and the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock, voting separately as one class, shall be required to constitute a quorum of such class for the election of directors. The absence of a quorum of the holders of either such class shall not prevent or invalidate the election of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at the meeting of such class or any adjournment thereof, except that in the case of the first election following the accrual of the special right of the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and any such parity preferred stock to elect a majority of the board of directors, the directors elected by the holders of stock generally entitled to vote shall not take office until the election of such majority. In the absence of a quorum of the holders of stock of either such class, the meeting shall be adjourned from time to time, which may be without notice other than announcement at the meeting, until such quorum shall be obtained within ninety (90) days from the date of such meeting as originally called (or, in the case of any annual meeting held during the continuance of such special right, from the date fixed for such annual meeting) the presence in person or by proxy of the holders of one-third, instead of said majority, of said shares shall then be sufficient to constitute a quorum for the election of the directors whom such stockholders are then entitled to elect. In the calculation of any quorum of the class composed of the holders of the Dividend Series Preferred Stock, the Preferred Stock-Cumulative and parity preferred stock, each share of stock bearing $100 par value shall be counted as one and each share of stock bearing $25 par value shall be counted as one-quarter.

     (6) Forthwith upon the election of a majority of the board of directors of the corporation by the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other class of preferred stock ranking on a parity therewith, as to dividends, pursuant to subsection A(1) hereof, the terms of office of all persons who may be directors of the corporation at the time shall terminate, whether or not the holders of stock generally entitled to vote shall then have elected the remaining members of the board of directors, and, if the holders of stock generally entitled to vote shall not have elected the remaining members of the board of directors, then the directors so elected by the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock shall constitute the board of directors pending such election of the remaining members by such holders of stock generally entitled to vote.
Upon the reversion, pursuant to subsection A(1), of the voting powers to their status prior to default, then forthwith upon the election of new directors by the holders of stock generally entitled to vote, the terms of office of the directors elected by the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock shall terminate.

     (7) In case of any vacancy in the office of a director elected by the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other class of preferred stock ranking on a parity therewith, as to dividends, pursuant to the foregoing provisions of this subsection A, the remaining directors elected by the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such parity preferred stock, by affirmative vote of a majority of said directors, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

     (8) Under all circumstances, however, the directors elected by the holders of stock generally entitled to vote shall have the right, and neither the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative or any other class of preferred stock ranking on a parity therewith, as to dividends, nor any directors elected under these provisions by the holders of Dividend Series Preferred Stock, Preferred Stock-Cumulative and any other class of preferred stock ranking on a parity therewith, as to dividends, shall have any right, to vote upon the question of calling for redemption, or of purchasing, all of the Dividend Series Preferred Stock, the Preferred Stock-Cumulative and such parity preferred stock at the time outstanding.

     (9) Except when some mandatory provision of law shall be controlling or as otherwise provided in this Section 4 and, with respect to any special rights of (i) the Dividend Series Preferred Stock as a class, or (ii) the Preferred Stock-Cumulative as a class, or (iii) any series of either such class as a series, in the provisions or of the by-laws or articles of organization controlling said class or in the votes creating said series, neither the Dividend Series Preferred Stock nor the Preferred Stock-Cumulative shall be entitled to vote as a separate class, and no outstanding series of either such class shall be entitled to vote as a separate series, on any matter and all shares of the Dividend Series Preferred Stock of all series and all shares of the Preferred Stock-Cumulative of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the corporation by classes may now or hereafter be required.

     (10) During the period the Dividend Series Preferred Stock and the Preferred Stock-Cumulative have the special voting rights provided by this subsection A, the 6%Cumulative Preferred Stock, which is generally entitled to vote as specified in Section 1, may vote either as stock generally entitled to vote or as parity preferred stock or as both.

     B. So long as any shares of the Dividend Series Preferred Stock of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Dividend Series Preferred Stock of all series then outstanding make any change in the provisions relative to the Dividend Series Preferred stock, or of any series thereof, which would change the express terms and provisions of such stock (other than the express terms and provisions thereof set forth in subsections A, D, and E of this Section 4) in any manner prejudicial to the holders thereof except that if such change is prejudicial to the holders of one or more, but not all of such series, only to the vote of the holders of two-thirds of the total number of shares of all series so affected and then outstanding shall be required.

     C. So long as any shares of the Preferred Stock-Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock-Cumulative of all series then outstanding make any change in the provisions relative to the Preferred Stock-Cumulative, or of any series thereof, which would change the express terms and provisions of such stock (other than the express terms and provisions thereof set forth in subsections A, D, and E of this Section 4) in any manner prejudicial to the holders thereof except that if such change is prejudicial to the holders of one or more, but not all of such series, only to the vote of the holders of two-thirds of the total number of shares of all series so affected and then outstanding shall be required.

     D. So long as any shares of the Dividend Series Preferred Stock or the Preferred Stock-Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of the Dividend Series Preferred Stock and the Preferred Stock-Cumulative of all series then outstanding:

          (1) make any change in the provisions of this Section 4, which would change the express terms and provisions of subsections A, D, or E of this Section 4 in any manner prejudicial to the holders of the Dividend Series Preferred Stock and the Preferred Stock-Cumulative except that if such change is prejudicial to the holders of one class, but not both, only the vote of the holders of two-thirds of the total number of shares of the class so affected and then outstanding shall be required; or

          (2) create or authorize any class of stock which shall be preferred as to dividends or assets over the Dividend Series Preferred Stock or the Preferred Stock-Cumulative. No preferred stock so preferred as to dividends or assets over the Dividend Series Preferred Stock or the Preferred Stock-Cumulative shall be issued more than six months after the above referred to vote creating or authorizing such class of stock unless within six months prior to such issue approval thereof has been obtained, at a meeting called for the purpose, by vote of at least two-thirds of the total number of shares of Dividend Series Preferred Stock and the Preferred Stock-Cumulative of all series outstanding.

     "Premium" as used in this subsection D with reference to capital stock shall mean such premium on capital stock as has been paid in, or will have been paid in immediately after the proposed issue of additional capital stock, and is not available for distribution on, or purchase of, junior stock. If the corporation has outstanding at any time shares without par value, then references in subsection D (2) above to par value shall refer, in the case of such shares without par value, to that part of the stated capital represented by such share.

     E. So long as any shares of the Dividend Series Preferred Stock or the Preferred Stock-Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of at least a majority of the votes entitled to be case by the holders of the total number of shares of the Dividend Series Preferred Stock and the Preferred Stock-Cumulative of all series then outstanding:

          (1) Issue shares of any series of Dividend Series
     Preferred Stock or Preferred Stock-Cumulative if after such issue the aggregate outstanding par value of all such series would exceed $250,000,000.

          (2) Issue additional shares of any series of Dividend Series Preferred Stock or Preferred Stock-Cumulative or of any other stock ranking prior thereto or on a parity therewith as to dividends or assets, except for refunding an equal par value of Dividend Series Preferred Stock or Preferred Stock-Cumulative, or other such prior or parity preferred stock, of the corporation theretofore outstanding:

               (i) unless the junior stock equity to be outstanding immediately after such issue shall be at least equal to the aggregate of the par or stated value of the Dividend Series Preferred Stock and the Preferred Stock-Cumulative and of any other such prior or parity stock to be outstanding immediately after such issue; provided, however, that if for the purpose of meeting this requirement it shall have been necessary to take into consideration any earned surplus of the corporation, such surplus shall not be available thereafter for distribution of or purchase of stock ranking junior to the Dividend Series Preferred Stock or the Preferred Stock-Cumulative as to dividends or assets while said additional issue is outstanding (the term "junior stock equity" as used in this subsection E and in subsections H of Sections 2 and 3 means the aggregate of the par value of, or stated capital represented by, the outstanding shares of stock ranking junior to the Dividend Series Preferred Stock and the Preferred Stock-Cumulative as to dividends and assets, of the premium on such junior stock and of the surplus (including Retained earnings and other paid-in capital) of the corporation less, unless the amounts or items are being amortized or are being provided for by reserves, (a) any amounts recorded on the books of the corporation for utility plant and other plant in excess of the original cost thereof, (b) unamortized debt discount and expense, capital stock discount and expense and any other intangible items set forth on the asset side of the balance sheet as a result of accounting convention, (c) the excess, if any of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation upon all outstanding preferred stock of the corporation over the aggregate par or stated value thereof and any premiums thereon and (d) the aggregate of the excess, if any, for each year and the final fraction of a year, if any, during the period from January 1, 1953 to the end of a month within ninety
          (90) days preceding the date as of which junior stock equity is determined, of the largest minimum depreciation requirement for such year and such final fraction of a year of any mortgage indenture to which the corporation is a party during such year or such final fraction of a year over the amount charged by the corporation on its books for depreciation during such year or such final fraction of a year);

               (ii) unless the gross income of the corporation available for interest on its indebtedness and for dividends on the Dividend Series Preferred Stock, the Preferred Stock-Cumulative and any other such prior or parity stock, determined in accordance with sound accounting practice, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month in which such additional stock is issued, or in which a contract for the issuance and sale thereof is made, is at least one and one-half (1-1/2) times the aggregate of the annual interest charges and dividend requirements on all interest bearing indebtedness and all series of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such prior or parity stock to be outstanding immediately after the proposed issue; and

               (iii) unless the net income of the corporation available for dividends on the Dividend Series Preferred Stock, the Preferred Stock-Cumulative and any other such prior or parity stock, determined in accordance with sound accounting practice, for the same twelve (12) months' period, is at least two (2) times the aggregate of the annual dividend requirements on all series of Dividend Series Preferred Stock, Preferred Stock-Cumulative and such prior or parity stock to be outstanding immediately after the proposed issue.

          In said computations in subsections (ii) and (111):

               (a) interest on indebtedness and dividends on stock in each case to be retired with the proceeds of the proposed issue are to be excluded;

               (b) such gross income or net income, respectively, similarly determined for said twelve (12) month period, from any property acquired by purchase, merger or otherwise during or after said period or to be acquired in connection with the proposed issue, may be included:

               (c) the amount deducted for taxes shall be the amount charged by the corporation on its books for taxes; and

               (d) the amount deducted for depreciation shall be the higher of the amount charged by the corporation on its books for depreciation during such period or the largest minimum depreciation requirement for such period of any mortgage indenture to which the corporation is a party during such period.

          (3) Merge or consolidate with or into any other corporation or corporations or sell, lease or dispose of all or substantially all its assets, unless such merger, consolidation or sale, lease or disposition, or the issuance and assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises under said Act or by any court of the United States having such jurisdiction.

     F. No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 4.

     The voting rights set forth in subsection B, C and D shall not be effective if, in connection with any matter specified therein, provision is made for the purchase, redemption or retirement of all the Dividend Series Preferred Stock and the Preferred Stock-Cumulative at the time outstanding, or it is provided that the proposed action shall not be effective unless such provision is made.

     In the calculations in subsections D and E of "at least two-thirds of the total number of shares of the Dividend Series Preferred Stock and the Preferred Stock-Cumulative" or of "at least a majority of the total number" of such shares, each share of Dividend Series Preferred Stock bearing $100 par value shall be counted as one and each share of the Preferred Stock-Cumulative bearing $25 par value shall be counted as one-quarter.

     Section 5. Maximum Issues of Preferred Stock. The corporation shall not, without the vote at a meeting called for the purpose of at least a majority of the shares of stock generally entitled to vote, issue shares of any series of Dividend Series Preferred Stock or Preferred Stock-Cumulative if after such issue the aggregate outstanding par value of all such series would exceed $250 million.

                           ARTICLE II.

                Stock Certificates and Transfers.

     Section 1.     Certificates.   Each stockholder shall be
entitled to a certificate of the capital stock of the corporation owned by him in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice-president and by the treasurer or an assistant treasurer, and shall bear the seal of the corporation; provided, however, that when any such certificate is signed by a transfer agent and by a registrar and the registrar is not the same person, partnership, association, trust or corporation as the transfer agent, the signature of the president or a vice-president or of the treasurer or an assistant treasurer of the corporation, or both such signatures, or the seal of the corporation, or either or both of such signatures and such seal, upon such certificate may be facsimile, and such certificate shall be as valid and effectual for all purposes as if signed by such officer or officers, or sealed with the seal of the corporation, as the case may be. The fact that a person signing has ceased to be an officer shall not invalidate any such certificate.

     Section 2. Transfer Books. The Treasurer or such agent or agents as may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation and a record of all certificates of stock issued and of all transfers of stock and a register of all the stockholders, their addresses and the number of shares held by each. The board of directors may fix in advance a time, not more than thirty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such thirty-day period.

     Section 3. Transfer of Shares. Subject to the restrictions, if any, imposed by the agreement of association, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power or attorney to sell, assign or transfer the same or the share represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shards shall have the exclusive right to receive dividends thereon and to vote thereon as such owner and, except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

     Section 4. Loss of Certificates. In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board or directors may prescribe.

                           ARTICLE III.

                         Stockholders.

     Section 1. Annual Meeting. The annual meeting of stockholders generally entitled to vote shall be held on the third Wednesday of April in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding full business day not a legal holiday. Annual meetings of stockholders shall be held at the office of the corporation in the Town of Westborough, Massachusetts, or at such other place in Massachusetts as the president or a majority of the directors may designate. Purposes for which annual meetings are to be held additional to those prescribed by law, by the agreement of association and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by stockholders who hold at least one-tenth of the aggregated par value of the capital stock entitled to vote at the meeting. If any such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at said annual meeting.

     Section 2. Special Meetings. Special meetings of the stockholders may be called to be held anywhere in Massachusetts by the president or by a majority of the directors, and shall be called by the clerk or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer of the corporation, upon written application of stockholders who hold at least one-tenth of the aggregate par value of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

     Section 3. Notice of Meetings. Except as otherwise provided in Section 4 of Article I, a written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purpose for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such stockholder, or his attorney thereunto authorized, by a writing which is filed with the records of the meeting, waives such notice.

     Section 4.     Quorum.  Except as otherwise provided in
Section 4 of Article I, at any meeting of the stockholders, a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further action. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the agreement of association or by these by-laws, decide any question brought before such meeting.

     Section 5. Proxies and Voting. Subject to the provisions of Article I hereof and to provisions of law, stockholders who are entitled to vote shall have one vote for each share of stock owned by them, except that holders of Preferred Stock-Cumulative shall have one-quarter vote for each share of such stock owned by them. Stockholders may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                           ARTICLE IV.

                            Directors.

     Section 1. Powers. The board of directors shall have, and may exercise, all the powers of the corporation, except such as are conferred upon the stockholders by law, by the agreement of association and by these by-laws.

     Section 2. Election. A board of not less than three directors shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in place thereof, or as provided in Section 4 of Article I. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed; provided, however, that while thee are four (4) full quarterly dividends in default on the Dividend Series Preferred Stock and the Preferred Stock-Cumulative the number of such directors shall be fixed in accordance with Section 4 of Article I. No director need be a stockholder. Subject to law, to the articles of organization, to the terms of the Dividend Series Preferred Stock and the Preferred Stock -Cumulative and to the other provisions of these by-laws, each director shall hold office until the next annual meeting of the stockholders electing such director and until his successor is chosen and qualified.

     Section 3. Regular Meeting. Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

     Section 4. Special Meetings. Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him as his usual or last known business or residence address.

     Section 5.     Quorum.   A majority of the board of
directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

     Section 6. Vacancies. If the office of any director, one or more, elected by the stockholders generally entitled to vote, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors so elected, though less than a quorum, may, unless such vacancy shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term. Any vacancy in the office of a director elected by holders of the Dividend Series Preferred Stock and the Preferred Stock-Cumulative shall be filled as provided in Section 4 of Article I.

                            ARTICLE V.

                            Officers.

     Section 1. Election and Appointment. The officers shall be a president, a clerk, a treasurer and such other officers and agents as the board of directors may in their discretion appoint. The treasurer and the clerk shall be chosen by ballot at the annual meeting of the stockholders generally entitled to vote. The president shall be elected annually by the board of directors after its election by the stockholders. The president shall be a director. The clerk shall be a resident of Massachusetts. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the agreement of association and to the other provisions of theses by-laws, the treasurer and clerk shall each hold office until the next annual meeting of stockholders generally entitled to vote and until his successor is chosen and qualified, the president shall hold office until the first meeting of directors after the next annual meeting of stockholders generally entitled to vote and until his successor is chosen and qualified and the other officers and agents shall hold office during the pleasure of the board of directors or for such term as the board of directors shall prescribe. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors shall from time to time designate.

     Section 2. President. Except as otherwise determined by the board of directors, the president shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.

     Section 3. Clerk. The clerk shall keep an accurate record of the proceedings of all meetings of the stockholders in books provided for the purpose, which books shall be kept at the principal office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk at any such meeting, a temporary clerk shall be chosen, who shall record the proceedings of such meeting in the aforesaid books. The clerk and such temporary clerk shall be sworn.

     If no secretary is appointed, the clerk shall also keep accurate minutes of all meetings of the board of directors and in his absence from any such meeting a temporary clerk shall be chosen, who shall be sworn and shall record the proceedings of such meeting.

     Section 4. Secretary. If a secretary is appointed, he shall keep accurate minutes of all meetings of the board of directors, and in his absence from any such meeting a temporary secretary shall record the proceedings thereof.

     Section 5. Treasurer. The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, etc., payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation. If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors shall require.

     Any assistant treasurer shall have such powers as the board of directors shall from time to time designate.

     Section 6. Removals. The stockholders generally entitled to vote may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and generally entitled to vote, remove from office the treasurer, clerk or any director elected by the stockholders generally entitled to vote, and elect his successor. The board of directors may likewise, by vote of a majority of their entire number, remove from office any officer or agent of the corporation; provided, however, that the board of directors may remove the treasurer or clerk for cause only.

     Section 7. Vacancies. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may, unless such vacancy, if in the office of the treasurer or clerk, shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of Section 6 of this Article V.

                           ARTICLE V-A

                  Liability and Indemnification.

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

     The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

     Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment. If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

          (i) The term "officer" includes (a) persons who serve at the request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

          (ii) An "interested director" or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

          (iii) A "change in control" occurs when (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

          (iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the board of directors of the corporation on the later of January 1, 1987, or the date the director or officer seeking indemnification first became such, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

     Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director of officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

     The provisions of this Article shall not apply with respect to any act or omission occurring prior to June 25, 1987. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.

                           ARTICLE VI.

                              Seal.

     The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "New England Power Company Massachusetts" on the periphery, and the words "Corporate Seal Consolidated 1916" within the circle, cut or engraved thereon.


                           ARTICLE VII.

                       Execution of Papers.

     Except as the board of directors may generally or in particular cases authorized the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president, any vice-president, the treasurer or any assistant treasurer.

                           ARTICLE VII.

                           Fiscal Year.

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the calendar year.

                           ARTICLE IX.

                           Amendments.

     Subject to the provisions of law and of the Dividend Series Preferred Stock and the Preferred Stock-Cumulative, these by-laws may be amended, altered or repealed by a vote of a majority of the outstanding capital stock generally entitled to vote at any meeting of such stockholders, provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.